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                                                                     Exhibit 3.3



                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         EAGLETECH COMMUNICATIONS, INC.


                  EAGLETECH COMMUNICATIONS, INC. ("Corporation"), a corporation organized and existing under and by virtue of Title 78 of Nevada Revised Statutes ("NRS") hereby certifies as follows:

                  FIRST: The name of the Corporation is Eagletech
Communications, Inc. The Articles of Incorporation of the Corporation were originally filed by the Corporation with the Secretary of State of Nevada on August 8, 1997 and amended June 8, 1999.

                  SECOND: This Restated Certificate of Incorporation restates and integrates and further amends the Articles of Incorporation of the Corporation, was duly adopted in accordance with the provisions of Title 78 of the Nevada Revised Statutes ("N.R.S."), and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of N.R.S. Section 78.320, prompt notice of such action having been given to those stockholders who did not consent in writing.

                  THIRD: The text of the Articles of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

                                    ARTICLE I
                                      Name

                  The name of the corporation is Eagletech Communications, Inc.

                                   ARTICLE II
                                     Purpose

                  The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under Title 78 of the N.R.S.

                                   ARTICLE III
                                  Capital Stock

                  Authorization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000, consisting of: 90,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). No shares of capital stock shall have any preemptive rights or rights of cumulative voting. The Preferred Stock may be issued in any number of series, including without limitation the Series A Stock (as such term is



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defined in Section A.l) and any other series designated by the Board of
Directors of the Corporation (the "Board of Directors") pursuant to Part B, Section l, and subject to Section 6(c) hereof.

                  PART A. SERIES A CONVERTIBLE PREFERRED STOCK

                  1 Designation and Amount. The designation of this series of capital stock shall be "Series A Convertible Preferred Stock," par value $.01 per share (the "Series A Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series A Stock shall be as set forth herein. The number of authorized shares of the Series A Stock is 1,000,000 shares.

                  2 Ranking. The Corporation's Series A Stock shall rank, as to dividends and upon Liquidation (as defined in Section 4(b) hereof), equally with each other and senior and prior to the Corporation's Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of shares of Series A Stock pursuant to Section 6(c) hereof.

                  3 Dividend Provisions.

                           3(a) The holders of shares of Series A Stock shall be
entitled to receive, out of funds legally available for that purpose, dividends and distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) an annual dividend at a rate of ten percent (10%) of the Original Issue Price of Series A Stock (the "Preferred Dividend"). Such Preferred Dividend shall be cumulative and shall accrue on a quarterly basis from and after the Original Issue Date (as defined in Section 9 hereof), whether or not declared and whether or not there are any funds of the corporation legally available for the payment of dividends. The Preferred Dividend shall be payable in Common Stock, valued at the lower of the closing price (using the method for determining closing price set forth in Sections 7(d)(vii)(A), (B), and (C)) at the time the dividend is declared by the Corporation's Board or at the time the dividend is paid. Such Preferred Dividend shall be declared and payable only in the event of a liquidation, conversion, or redemption of the Series A Stock, as set forth in Sections 4, 7, or 8, respectively.

                           3(b) Whenever any dividend may be declared or paid on
any shares of Series A Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A Stock then outstanding, so that all outstanding shares of Series A Stock will participate equally with each other ratably per share (calculated as provided in Section 3(c) hereof). Whenever any dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A Stock then outstanding so that all outstanding shares of Series A Stock will participate in such dividend ratably with such shares of Common



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Stock (calculated as provided in Section 3(c) hereof); or (ii) any shares of
Preferred Stock (other than the Series A Stock), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate (based on the number of shares of Common Stock into which such Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, as compared with the Series A Stock then outstanding).

                           3(c) In connection with any dividend declared or paid
hereunder, each share of Series A Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded up to the nearest one-tenth of a share. No fractional shares of capital stock shall be issued as a dividend hereunder. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the fair market value thereof on the last Business Day (as defined in Section 9 hereof) immediately preceding the date for payment of dividends, as determined by the Board of Directors in good faith.

                  Section 4 Liquidation Rights.

                           4(a) With respect to rights on Liquidation (as
defined in Section 4(b) hereof), the Series A Stock shall rank equally with each other and senior and prior to the Corporation's Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of at least a majority of Series A Stock outstanding pursuant to Section 6(a) hereof.

                           4(b) In the event of any liquidation, dissolution or
winding-up of the affairs of the Corporation (collectively, a "Liquidation"), the sole participation to which the holders of shares of Series A Stock then outstanding (the "Series A Stockholders") shall be entitled, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, to receive, at the option of each Series A Stockholder, either:

                                    4(b)(i) before any payment shall be made to
the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A Stock, an amount per share equal to the Original Purchase Price (as defined in Section 9 hereof), plus ten percent (10%) per annum thereon, for each share of Series A Stock from the Original Issuance Date (as defined in Section 9 hereof) until the date of Liquidation, plus, in each case, an amount equal to any accrued but unpaid dividends thereon pursuant to Section 3(b) hereof; or

                                    4(b)(ii) a pro rata share (ratably with the
holders of Common Stock ("Common Stockholders"), and the holders of any other class or series of capital stock of the Corporation)) in all remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid upon any such Liquidation, each share of such Series A Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.




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                           4(c)(i) In the event of and simultaneously with the
closing of an Event of Sale (as hereinafter defined) the Corporation shall (unless waived pursuant to Section 4(c)(v) or otherwise prevented by law) redeem all of the shares of Series A Stock then outstanding for a cash amount per share determined as set forth herein (the "Special Liquidation Price," said redemption being referred to herein as a "Special Liquidation"). To the extent that one or more redemptions (as described in Section 8 hereof) and/or Special Liquidations are occurring concurrently, the Special Liquidation under this Section 4(c) shall be deemed to occur first. The date upon which the Special Liquidation shall occur is sometimes referred to herein as the "Special Liquidation Date". For all purposes of this Section 4(c), the Special Liquidation Price shall be, at the option of each Series A Stockholder, either:

                                    4(c)(i)(A) Before any payment shall be made
to the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A Stock, an amount per share equal to the Original Purchase Price (as defined in Section 9 hereof), plus ten percent (10%) per annum thereon, for each share of Series A Stock from the Original Issuance Date (as defined in Section 9 hereof) until the Special Liquidation Date, plus, in each case, an amount equal to any accrued but unpaid dividends thereon pursuant to Section 3(b) (but not, in addition to the above, Section 3(a)) hereof; or

                                    4(c)(i)(B) An amount equal to that amount
per share which would be received by each Series A Stockholder if, in connection with an Event of Sale, all the consideration paid in exchange for the assets or the shares of capital stock (as the case may be) of the Corporation were actually paid to and received by the Corporation and the Corporation were immediately thereafter liquidated and its assets distributed ratably to the Common Stockholders, Series A Stockholders and holders of any other class or series of capital stock of the Corporation. For purposes of calculating the amount of any payment to be paid upon any such Event of Sale, each share of such Series A Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.

                           4(c)(ii) At any time on or after the Special
Liquidation Date, a Series A Stockholder shall be entitled to receive the Special Liquidation Price for each such share of Series A Stock owned by such holder. Subject to the provisions of Section 4(c)(iii) hereof, payment of the Special Liquidation Price will be made upon actual delivery to the Corporation or its transfer agent of the certificate representing such shares of Series A Stock.

                           4(c)(iii) If on the Special Liquidation Date less
than all the shares of Series A Stock then outstanding may be legally redeemed by the Corporation, the Special Liquidation shall be pro rata with respect to such Series A Stock based upon the number of outstanding shares of Series A Stock then owned by each holder thereof.

                           4(c)(iv) On and after any Special Liquidation Date,
all rights in respect of the shares of Series A Stock to be redeemed shall cease and terminate except the right to receive the applicable Special Liquidation Price as provided herein, and such shares of Series A Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such




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shares of Series A Stock have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Special Liquidation Price with respect to any Series A Stock, the rights of the holder(s) thereof with respect to such shares of Series A Stock shall continue until the Corporation cures such default.

                           4(c)(v) Anything contained herein to the contrary
notwithstanding, the provisions of this Section 4(c) may be waived by the holders of a majority in voting power of the shares of Series A Stock then outstanding, by delivery of written notice of waiver to the Corporation prior to the closing of any Event of Sale, in which event the Corporation shall not redeem any shares of Series A Stock pursuant to this Section 4(c).

                           4(c)(vi) Any notice required to be given to the
holders of shares of Series A Stock pursuant to Section 7(c) hereof in connection with an Event of Sale shall include a statement by the Corporation of
(A) the Special Liquidation Price which each Series A Stockholder shall be entitled to receive upon the occurrence of a Special Liquidation under this
Section 4(c), together with a statement of the extent to which the Corporation will, if at all, be legally prohibited from paying each holder of Series A Stock the Special Liquidation Price, and (B) the amount which would be payable per share under 4(b)(i).

                           4(c)(vii) For purposes of this Section 4(c), an
"Event of Sale" shall mean (A) the merger or consolidation of the Corporation into or with another corporation, partnership, joint venture, trust or other entity, or the merger or consolidation of any corporation into or with the Corporation (in which consolidation or merger the stockholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger in complete exchange for their shares of capital stock of the Corporation), or (B) the sale or other disposition of all or substantially all the assets of the Corporation, unless, upon consummation of such merger, consolidation or sale of assets, the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than a majority of the voting power of the surviving corporation. An "Event of Sale" shall be deemed a Liquidation.

                  5. Right to Appoint Board Members, Advisers, and Observers.

                           5(a) In addition to the rights specified in Section
6(a), the holders of a majority in voting power of the Series A Stock, voting as a separate class, shall have the exclusive right to elect one (1) member of the Board of Directors of the Corporation ("Preferred Director"). In any election of a Preferred Director pursuant to this Section 6(b), each Series A Stockholder shall be entitled to one vote for each share of the Series A Stock held. The exclusive voting right of the Series A Stockholders, contained in this Section 6(b), may be exercised at a special meeting of the Series A Stockholders called as provided in accordance with the By-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such Series A Stockholders in lieu of a meeting. The Preferred Director elected pursuant to this Section 6(b) shall serve from the date of his election and qualification until his successor has been duly elected and qualified.



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                           5(b) A vacancy in the directorships to be elected by
the Series A Stockholders (including any vacancy created on account of an increase in the number of directors on the Board of Directors), pursuant to
Section 6(b)(i), may be filled only by a vote at a meeting called in accordance with the By-laws of the Corporation or written consent in lieu of such meeting of (A) the holders of at least a majority in voting power of such Series A Stock, or (B) the remaining director(s) elected by the Series A Stockholders.

                           5(c) The holders of a majority in voting power of the
Series A Stock, voting as a separate class, shall have the exclusive right to elect one (1) member of the Corporation's Advisory Board (the "Adviser"). The initial Adviser shall be John Dorocki, a representative of Series A Stock Trinity Technology Management Incorporated ("Trinity"). The Adviser shall serve until his successor has been duly elected and qualified. Any vacancy in the Advisor position shall be filled in the same manner as provided in Section 5(a) for the election of the Preferred Director.

                           5(d) The holders of a majority in voting power of the
Series A Stock, voting as a separate class, shall have the exclusive right to designate a representative to the Board of Directors as an observer (the "Observer"). The initial Observer shall be John Dorocki, a representative of Series A Stock Trinity. The Observer shall be entitled to receive notice of and attend all meetings of the Board of Directors, and shall be provided all materials furnished to the Directors in connection with any meetings thereof as and when such materials are provided to the directors. The Observer shall have no voting rights. The Observer shall be compensated in the same manner as all other non-employee Directors, and shall be reimbursed for all travel expenses and other out-of-pocket expenses incurred in attending meetings of the Board of Directors. The Observer shall be indemnified by the Corporation against any claims arising out of the Observer's participation at Board meetings.

                  6 Voting.

                           6(a) In addition to any other rights provided for
herein or by law, the Series A Stockholders shall be entitled to vote, together with the Common Stockholders as one class, on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as such Common Stockholders except for election of Directors. In any such vote, each share of Series A Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share of Series A Stock is then convertible on the record date, rounded up to the nearest one-tenth of a share.

                           6(b) The Corporation shall not, without the
affirmative approval of the holders of shares representing at least a majority of the voting power of the Series A Stock then outstanding (determined as set forth in the second sentence of Section 6(a) hereof), which majority must include the affirmative vote of Trinity, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written




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consent timely and specific notice (a "Notice") shall have been given to each holder of such Preferred Stock, in the manner provided in the By-laws of the
Corporation:

                                    (i) sell, abandon, transfer, lease or
otherwise dispose of all or substantially all of the Corporation's (or any of the its subsidiaries') properties or assets other than in the ordinary course of its business;

                                    (ii) except as otherwise required by this
Restated Certificate of Incorporation, declare or pay any dividend or make any distribution with respect to shares of its capital stock (whether in cash, shares of capital stock or other securities or property) other then to the Preferred Stock;

                                    (iii) except as otherwise required by any
agreement approved by the Board of Directors with a director, officer, employee, consultant or independent contractor of or to the Corporation providing for the repurchase of any of its capital stock owned by such director, officer, employee, consultant or independent contractor at the option of the Corporation, provided that any such agreement is entered into pursuant to a stock option plan which has been adopted by the Corporation and approved by the Board of Directors and by the holders of at least 50% of the combined voting power of the Series A Preferred Stock then outstanding (including any outstanding shares of Common Stock issued upon conversion thereof), make any payment on account of the purchase, redemption or other retirement of any share of capital stock of the Corporation,

                                    (iv) merge or consolidate with or into, or
permit any subsidiary to merge or consolidate with or into, any other corporation, corporations or other entity or entities;

                                    (v) voluntarily dissolve, liquidate or
wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

                                    (vi) in any manner alter or change the
designations, powers, preferences, rights, qualifications, limitations or restrictions of the Series A Stock;

                                    (vii) take any action to cause any
amendment, alteration or repeal of any of the provisions of this Restated Certificate of Incorporation of the Corporation, with the exception of ministerial amendments which would not have any adverse affect on the Series A Preferred Stock;

                                    (viii) except for the issuance of capital
stock or other securities constituting shares of Excluded Stock (as defined in Section 7(d)(ii) below), authorize, designate, create, reclassify, grant, issue or agree to issue any equity or debt security of the Corporation (or any of its subsidiaries) having rights comparable or superior to the Series A Stock, or any security, right, option or warrant convertible into, or exercisable or exchangeable for, shares of the capital stock of the Corporation (or any of its subsidiaries) having rights comparable or superior to the Series A Stock;




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                                    (ix) participate by the Corporation or any
of its subsidiaries in any business other than one which is related to the Corporation's current business;

                                    (x) incur any long-term indebtedness, or
allow any of its subsidiaries to incur such indebtedness, other than ordinary trade debt or working lines of credit; or

                                    (xi) adopt, approve, amend or modify any
stock option plan of the Corporation or adopt, approve amend or modify the form of any stock option agreement or restricted stock purchase agreement, or amend or modify any stock option agreement or restricted stock purchase agreement entered into between the Corporation and its employees, directors or consultants, except for immaterial changes made thereto from time to time by officers of the Corporation.

                  7 Conversion.

                           7(a)(i) Any Series A Stockholder shall have the
right, at any time or from time to time, to convert any or all of its Series A Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series A Stock so converted equal to the quotient of the Original Purchase Price for such share divided by the Conversion Price for such share (as defined in Section 7(d) hereof), as last adjusted and then in effect, rounded up to the nearest one-tenth of a share; provided, however, that cash shall be paid in lieu of the issuance of fractional shares of Common Stock, as provided in Section 7(c)(ii) hereof. In any event, all Preferred Stock will automatically convert as described in this Section 7 on the second (2nd) anniversary of the Original Issue Date.

                           7(a)(ii) Any Series A Stockholder who exercises the
right to convert shares of Series A Stock into shares of Common Stock, pursuant to this Section 7, shall be entitled to payment of all declared but unpaid dividends payable with respect to such Series A Stock pursuant to Sections 3(a) and 3(b) herein, up to and including the Conversion Date (as defined in Section 7(b)(ii) hereof).

                           7(b)(i) Any Series A Stockholder may exercise the
right to convert such shares into Common Stock pursuant to this Section 7 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the "Series A Preferred Certificate"), duly endorsed or assigned in blank to the Corporation (if required by it).

                           7(b)(ii) Each Series A Preferred Certificate shall be
accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the "Common Certificate") are to be issued. Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date."



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                           7(b)(iii) As promptly as practicable thereafter, the
Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in any shares of Common Stock, as provided in Section 7(c)(ii) hereof, payable with respect to the shares so converted up to and including the Conversion Date.

                           7(b)(iv) The person in whose name the certificate or
certificates for Common Stock are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Conversion Price shall be that Conversion Price in effect on the Conversion Date.

                           7(b)(v) Upon conversion of only a portion of the
number of shares covered by a Series A Preferred Certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series A Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Series A Stock representing the unconverted portion of the Series A Preferred Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

                           7(c)(i) If a Series A Stockholder shall surrender
more than one share of Series A Stock for conversion at any one time, then the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Stock so surrendered.

                           7(c)(ii) No fractional shares of Common Stock shall
be issued upon conversion of Series A Stock. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the Conversion Date, as determined in accordance with
Section 7(d)(vii) hereof.

                           7(d) For all purposes of this Part A, the "Conversion
Price" with respect to the Series A Stock shall be equal to the lesser of: eighty (80%) percent of the average of the lowest three (3) closing prices (using the method for determining closing price set forth in Sections 7(d)(vii)(A), (B), and (C)) during the twenty (20) trading days prior to the Conversion Date; and the Original Purchase Price (as hereinafter defined) with respect to each such share of Series A Stock, subject to adjustment from time to time as follows:

                           7(d)(i) If the Corporation shall, at any time or from
time to time after the Original Issuance Date, issue any shares of Common Stock (which term, for purposes of this Section 7(d)(i), including all subsections thereof, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Series A Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities, in each case other than Excluded Stock (as hereinafter defined)), for a consideration per share less than the applicable Conversion Price in effect immediately prior to the




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issuance of such Common Stock or other securities (a "Dilutive Issuance"), the
Conversion Price for Series A Stock in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price equal to the consideration per share received by the Corporation upon such Dilutive Issuance (the "Price Per Share"). For the purposes of any adjustment of the Conversion Price pursuant to this Section 7(d)(i), the following provisions shall be applicable.

                                    7(d)(i)(A) In the case of the issuance of
Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, plus the value of any property other than cash received by the Corporation, determined as provided in Section 7(d)(i)(B) hereof, plus the value of any other consideration received by the Corporation determined as set forth in Section 7(d)(i)(C) hereof.

                                    7(d)(i)(B) In the case of the issuance of
Common Stock for a consideration in whole or in part in property other than cash, the value of such property other than cash shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section 7(d)(vii) hereof) of the shares of Common Stock or such other securities being issued, less any cash consideration paid for such shares, determined as provided in Section 7(d)(i)(A) hereof and less any other consideration received by the Corporation for such shares, determined as set forth in Section 7(d)(i)(C) hereof.

                                    7(d)(i)(C) In the case of the issuance of
Common Stock for consideration in whole or in part other than cash or property, the value of such other consideration shall be determined by the Board of Directors.

                                    7(d)(i)(D) In the case of the issuance of
options or other rights to purchase or subscribe for Common Stock or the issuance of securities by their terms convertible into or exchangeable or exercisable for Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable or exercisable securities:

                                             7(d)(i)(D)(1) the aggregate maximum
number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 7(d)(i)(A), (B) and (C) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in Sections 7(d)(i)(A), (B) and (C) hereof);

                                             7(d)(i)(D)(2) the aggregate maximum
number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for




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such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 7(d)(i)(A), (B) and (C) hereof);

                                             7(d)(i)(D)(3) if there is any
change in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the antidilution provisions thereof), then the Conversion Price shall automatically be readjusted in proportion to such change; and

                                             7(d)(i)(D)(4) upon the expiration
of any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities, the Conversion Price shall be automatically readjusted to the Conversion Price that would have obtained had such options, rights or convertible or exchangeable securities not been issued.

                           7(d)(ii) "Excluded Stock" shall mean:

                                    7(d)(ii)(A) Shares of Common Stock issued
upon conversion of any shares of Series A Stock;

                                    7(d)(ii)(B) Common Stock issued or issuable
to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, to purchase, or rights to subscribe for, such Common Stock, including Common Stock issued under an employee stock option of the Corporation that has been approved by the holders of a majority of the combined voting power of the Series A Stock then outstanding (determined in accordance with Section 6(a) hereof), and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on transfers and rights of first offer in favor of the Corporation that have been approved by the holders of a majority of the combined voting power of the Series A Stock then outstanding (determined in accordance with Section 6(a) hereof); provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the Corporation's employee stock option plan and all such agreements, plans and arrangements shall not exceed 1,000,000 shares.

                                    7(d)(ii)(C) Common Stock issued as a stock
dividend payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock.

                           7(d)(iii) If the number of shares of Common Stock
outstanding at any time after the Original Issuance Date (as hereinafter defined) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Stock shall be increased in proportion to such increase in outstanding shares.

                           7(d)(iv) If, at any time after the Original Issuance
Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Stock shall be decreased in proportion to such decrease in outstanding shares.

                           7(d)(v) In the event, at any time after the Original
Issuance Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Corporation) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person (any such transaction, an "Extraordinary Transaction"), then the Corporation shall provide appropriate adjustment to the Conversion Price with respect to each share of Series A Stock outstanding after the effectiveness of such Extraordinary Transaction (and excluding any Series A Stock redeemed pursuant to Section 4(c) hereof in connection therewith) such that each share of Series A Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction (other than the shares redeemed pursuant to Section 4(c) hereof) shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such share of Series A Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this
Section 7(d)(v) shall similarly apply to successive Extraordinary Transactions.

                           7(d)(vi) All calculations under this Section 7(d)
shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

                           7(d)(vii) For the purpose of any computation pursuant
to Section 7(c) hereof or this Section 7(d), the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending on the fifth (5th) business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30-business-day period) as follows:

                                    7(d)(vii)(A) If the Common Stock is listed
or admitted for trading on a national securities exchange, then the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

                                    7(d)(vii)(B) If the Common Stock is not at
the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such day.

                                    7(d)(vii)(C) If the Common Stock is not at
the time quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc., or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.

                                    7(d)(vii)(D) If the Common Stock is not
traded in such manner that the quotations referred to in this Section 7(d)(vii) are available for the period required hereunder, then the Current Market Price shall be the fair market value of such share, as determined in good faith by a majority of the entire Board of Directors.

                           7(d)(viii) In any case in which the provisions of
this Section 7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of Series A Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and
(B) paying to such holder any cash amounts in lieu of fractional shares pursuant to Section 7(c)(ii) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                           7(d)(ix) If a state of facts shall occur that,
without being specifically controlled by the provisions of this Section 7, would not fairly protect the conversion rights of the holders of the Series A Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

                  7(e) Whenever the Conversion Price shall be adjusted as provided in Section 7(d) hereof, the Corporation shall forthwith file and keep on record at the office of the Secretary of the Corporation and at the office of the transfer agent for the Series A Stock or at such other place as may be designated by the Corporation, a statement, signed by its President or Chief Executive Officer and by its Treasurer or Chief Financial Officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Series A Stockholder at such holder's address appearing on the Corporation's records. Where appropriate, such copy shall be given in advance of any such adjustment and shall be included as part of a notice required to be mailed under the provisions of Section 7(f) hereof.

                  7(f) In the event the Corporation shall propose to take any action of the types described in Section 7(d)(i), (iii), (iv) or (v) hereof, or any other Event of Sale, the Corporation shall give notice to each Series A Stockholder in the manner set forth in Section 7(e) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price with respect to the Series A Stock, and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon each conversion of Series A Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least 20 days prior to the record date so fixed, and in the case of any other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

                  7(g) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Series A Stockholder in respect of which such shares of Series A Stock are being issued.

                  7(h) The Corporation shall reserve out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Series A Stock sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series A Stock.

                  7(i) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

                  8. Redemption.

                  8(a) If a Series A Stockholder has given notice (in accordance with Section 7(b)) of its election to convert some or all of its Series A Stock, and the Conversion Price at the time of such conversion is less than $5.00, then, at the option of the Corporation, the Series A Stock may be redeemed by the Corporation in lieu of conversion on the Redemption Date (as such term is defined in Section 8(c) hereof), unless otherwise prevented by law. The Corporation may elect to redeem such Series A Stock by providing notice of such election to the Series A Stockholder within two (2) days of the Conversion Date (the "Redemption Notice"). The redemption price per share shall be an amount equal to one hundred twenty (120%) percent of the Original Purchase Price for such Series A Stock, plus an amount equal to any accrued but unpaid dividends thereon. The total sum payable per share of Series A Stock on the Redemption Date, is hereinafter referred to as the "Redemption Price," and the payment to be made on the Redemption Date is hereinafter referred to as the "Redemption Payment."

                  8(b) On and after the Redemption Date, all rights of any Requesting Holder with respect to those shares of Series A Stock being redeemed by the Corporation pursuant to Section 8(a), except the right to receive the Redemption Price per share of Series A Stock as hereinafter provided, shall cease and terminate, and such shares of Series A Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, notwithstanding anything to the contrary set forth herein, (A) if the Corporation defaults in the payment of the Redemption Payment, the rights of the Requesting Holder with respect to such shares of Series A Stock shall revive to their pre-Redemption Date status, and (B) without limiting any other rights of a Requesting Holder, upon the occurrence of a subsequent Liquidation or Event of Sale, with respect to the shares of Series A Stock in respect of which no Redemption Payment has been received by a Requesting Holder, such Requesting Holder shall be accorded the rights and benefits set forth in Part A, Section 4 hereof in respect of such remaining shares, as if no prior redemption request had been made.

                  8(c) The Corporation shall send its Redemption Notice pursuant to this Section 8 by personal delivery, facsimile with confirmed receipt or overnight mail with a national delivery service, to the Series A Stockholder at its address on the books and records of the Corporation. Within five (5) business days of transmission of a Redemption Notice, the Corporation shall notify in writing all other Series A Stockholders of the request for conversion by the Series A Stockholder and the subsequent election to redeem by the Corporation (the "Corporation Notice"). Within forty-five (45) days of transmission of the Redemption Notice, the Corporation shall pay each Requesting Holder the applicable Redemption Price pursuant to the terms of Section 8(a), provided that the Corporation or its transfer agent has received the certificate(s) representing the shares of Series A Stock to be redeemed. Such payment date shall be referred to herein as the "Redemption Date". If, on the Redemption Date, less than all the shares of Series A Stock elected to be redeemed may be legally redeemed by the Corporation, the redemption of such Series A Stock shall be pro rata based upon the number of shares of Series A Stock elected to be redeemed from each converting Series A Stockholder; and any shares of

Series A Stock not redeemed shall be immediately converted at the lower of the Conversion Price in effect on the Conversion Date or the Conversion Price in effect on Redemption Date.

                  9 Definitions. As used in Part A of this Restated Certificate of Incorporation, the following terms shall have the corresponding meanings:

                  "Business Day" shall mean any day other than a Saturday, Sunday or public holiday in the state where the principal executive office of the Corporation is located.

                  "Conversion Date" shall have the meaning given it in Section 7(b)(ii).

                  "Conversion Price" shall have the meaning given it in Section 7(d).

                  "Original Issuance Date" with respect to any share of Series A Stock shall mean the date of first issuance by the Corporation of a share of Series A Stock.

                  "Original Purchase Price" shall mean, with respect to the Series A Stock, the lesser of 80% of the average closing price for the three trading days prior to the initial closing, but no less than $6.00 (waivable by the Corporation) or more than $8.00 per share of Preferred Stock, subject, for all purposes other than Section 7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

                  "Proportional Adjustment" shall mean an adjustment made to the price of the Series A Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to such security, such that the price of one share of the Series A Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the Series A Stock with respect thereto upon the effectiveness of such change.

                  PART B. Additional Series of Preferred Stock

                  1 Designation of Additional Series of Preferred Stock. Subject to Section 6 hereof, the Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more other series of Preferred Stock in addition to the Series A Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

                           (a) the designation of such series, the number of
shares to constitute such series and the stated value thereof, if different from the par value thereof;

                           (b) whether the shares of such series shall have
voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

                           (c) the dividends, if any, payable on such series,
whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or series;

                           (d) whether the shares of such class or series shall
be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                           (e) the amount or amounts payable with respect to
shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                           (f) whether the shares of such class or series shall
be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                           (g) whether the shares of such class or series shall
be convertible into, or exchangeable for, shares of stock of any other class or series of any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                           (h) the limitations and restrictions, if any, to be
effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or series;

                           (i) the conditions or restrictions, if any, to be
effective while any shares of such class or series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other class or series; and

                           (j) any other powers, designations, preferences and
relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

                           The powers, designations, preferences and relative,
participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase

(but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock so designated pursuant to this Part B, Section 1.

                              PART C. Common Stock

                  1 Designation and Amount. The designation of this class of capital stock shall be "Common Stock," par value $.001 per share ("Common Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, shall be as set forth in this Part C. The number of authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding and those reserved for issuance upon conversion of the Series A Stock) by the affirmative vote of the holders of at least a majority of the capital stock of the Corporation entitled to vote, irrespective of the provisions of Nevada Revised Statutes Title 78.

                  2. Voting. Except as provided in this Restated Articles of Incorporation or by applicable law, each Common Stockholder shall be entitled to one vote only for each share of Common Stock held of record on all matters as to which Common Stockholders shall be entitled to vote, which voting rights shall not be cumulative.

                  3. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Nevada, the Common Stockholders shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation or otherwise, the right to receive ratably and equally, together with the holders of the Series A Stock (subject to the provisions of Article III, Section 4) and the holders of outstanding shares of any other class or series of stock, all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding-up of the affairs of the Corporation as provided herein. No shares of capital stock shall have any preemptive rights.


                                   ARTICLE IV
                                Registered Agent

     The address of the registered office of the Corporation in the State of Nevada is 210 E. Flamingo, Las Vegas, NV 89109. The name of the registered agent of the Corporation at such address is STEWART SYTNER.

                                    ARTICLE V
                               Board of Directors

                  Subject to the provisions of Section 6(c) of Article III hereof, the entire Board of Directors of the Corporation shall consist of not in excess of seven (7) persons, one (1) of whom shall be the Preferred Director, as defined in Section 5(a) of Article III hereof. Unless and except to the extent that the By-laws of the Corporation otherwise require, the election of directors of the Corporation need not be by written ballot.


                                   ARTICLE VI
                                     By-laws

                  In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation, subject to the provisions of Section 6 of Article III hereof.

                                   ARTICLE VII
                               Perpetual Existence

                  The Corporation is to have perpetual existence.


                                  ARTICLE VIII
                              Amendments and Repeal

                  Except as otherwise specifically provided in this Restated Articles of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Articles of Incorporation, and to add or insert other provisions authorized at such time by the laws of the State of Nevada, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

                  IN WITNESS WHEREOF, the undersigned has caused this Restated Articles of Incorporation to be duly executed on behalf of the Corporation May 15, 2000, 2000.

ATTEST:                                      EAGLETECH
                                             COMMUNICATIONS, INC.



___________________________                  By:  ______________________
Name:                                        Name:    Robert J. Dobbs, Jr.
Title:   Secretary                           Title:   President




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